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                              C. ANTHONY WAINWRIGHT
                                 898 Drury Place
                          W. Palm Beach, Florida 33411
                    Phone: (407) 791-2553 Fax: (407) 793-5361

Mr. Barry Peters                                                    June 3, 1996
Chairman/CEO
All-Comm Media Corporation
400 Corporate Pointe, Suite 780
Culver City, CA  90230

Dear Mr. Peters,

This will confirm the arrangements, terms, and conditions pursuant to which C. Anthony Wainwright (the "Consultant") shall be retained to serve as a financial consultant and advisor to All-Comm Media (the "Company"), on a non-exclusive basis for a two (2) year period. The undersigned hereby agrees to the following terms and conditions:

      1. Duties of the Consultant: Consultant shall, at the request of the Company, upon reasonable notice, render the following services to the Company from time to time:

         (a) Consulting Services: Consultant shall provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request, providing the Consultant is reasonably available to provide such services. Without limiting the generality of the foregoing, Consultant shall assist the Company in studying and evaluating financing, merger and acquisitions proposals and assist in negotiations and discussions pertaining thereto.

         (b) Financial Liaison: Consultant shall, when appropriate, prepare reports, arrange meetings between representatives of the Company, financial institutions and acquisition candidates.

The services described in this Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, letter, or otherwise) as Consultant may determine.

      2. Compensation:

         (a) As compensation for Consultant's services hereunder, the Company shall pay to the Consultant or its designee the sum of $1,000 per month for a period of twenty four months.

         (b) As further inducement to provide assistance to the Company, Consultant shall be permitted to acquire a warrant certificate to purchase 50,000 shares of the common stock of the Company. The warrant certificate shall provide for the warrants to be exercisable at $4.00 per share for the first 25,000 shares; $4.50 per share for the next 15,000 shares; and $5.00 per share for the remaining 10,000 shares. The warrants may be exercised in such transactions over a four year period and the warrants may be acquired upon execution of this agreement, commencing June 3, 1996, for the sum of $2,500.00.

         (c) All reasonable out-of-pocket expenses incurred by Consultant in the performance of the services to be rendered hereunder shall be borne by the Company, provided prior authorization is received therefor.




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                                                            Consulting Agreement
                                                                  April 15, 1996
                                                                          Page 2

         3.  Available  Time:  Consultant  shall make  available such time as is
reasonably   necessary  for  the  performance  of  its  obligations  under  this agreement.

      4. Relationship: Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any such matter whatsoever.

      5. Assignment and Termination: This Agreement shall not be assignable by any party for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required, except that either party may assign this Agreement to successors to all or substantially all of the business of such party.

      6. Indemnification: Subject to the procedures set forth in the next paragraph, the Company agrees to indemnify Consultant and its affiliates and their respective directors, officers, stockholders, general and limited partners, employees, agents, and controlling persons and the successor and assigns of all of the foregoing (each such person being an "Indemnified Party") from and against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of Consultant's rendering services pursuant to this Agreement, and will reimburse any Indemnified Party periodically for all reasonable expenses (including reasonable counsel fees and expenses) and the costs of and amount of any settlement, as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. The indemnification agreement contained in this paragraph, however, shall not extend to any loss, claim damage, expense, liability or action or right to reimbursement if and to the extent such loss, claim damage, expense, liability or action or right to reimbursement arose (a) by reason of negligence on Indemnified Party's part or (b) as a result of willful misconduct by an Indemnified Party.

      7. Governing Law: This agreement shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of said State.

Please execute one copy of this letter agreement and return it to us.

                                                   Very truly yours,

                                                   C. ANTHONY WAINWRIGHT

AGREED AND ACCEPTED:

All-Comm Media Corporation

by: _____________________________                  by: ________________________
Barry Peters                                       C. Anthony Wainwright
Chairman and Chief Executive Officer                      Consultant

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